EXECUTION VERSION

SECOND AMENDMENT
SECOND AMENDMENT, dated as of September 29, 2014 (this “Amendment”), to the Credit Agreement, dated as of April 2, 2013 (as amended or modified from time to time, the “Credit Agreement”), among COTY INC. (the “Borrower”), the lenders and agents party thereto and JPMORGAN CHASE BANK, N.A., as administrative agent (the “Administrative Agent”).
W I T N E S S E T H:
WHEREAS, the Borrower has requested that the Lenders agree to amend the Credit Agreement as set forth herein, and the Lenders are willing to agree to such amendments;
NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:
SECTION 1.Defined Terms. Unless otherwise defined herein, any capitalized term defined in the Credit Agreement and used herein shall have the meaning given to such term in the Credit Agreement.
SECTION 2.    Amendments to Credit Agreement.
(a)    Amendment of Section 1.1. The following defined terms shall be inserted in Section 1.1 of the Credit Agreement in the appropriate alphabetical order:
“Anti-Corruption Laws” means the United States Foreign Corrupt Practices Act of 1977, the United Kingdom Bribery Act 2010 and any other applicable US federal or state laws or United Kingdom laws concerning or related to bribery or corruption.

“China Optimization Program” means the China optimization program publicly disclosed in the Borrower’s Annual Report on Form 10-K for the fiscal year ended June 30, 2014.
“Organizational Redesign” means the program associated with the Borrower’s new organizational structure publicly disclosed in the Borrower’s Annual Report on Form 10-K for the fiscal year ended June 30, 2014.
“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.
“Sanctioned Country” means, at any time, a country or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, including, but not limited to, Cuba, Iran, North Korea, Sudan and Syria).
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, or by the United Nations Security Council, the European Union or any EU member state,

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(b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person majority (fifty percent or more) owned or controlled by any such Person or Persons.
(i)    The definition of “Affiliate Subordinated Indebtedness” is hereby amended by replacing “Parent” with “Borrower”.
(ii)    The definition of “Applicable Rate” is hereby amended by (x) replacing clauses (a)-(d) therein with the following:
(a) in the case of Term Loans (except Incremental Term Loans), a per annum rate determined pursuant to the pricing grid set forth below:

Consolidated Leverage Ratio	ABR Spread	Eurocurrency Spread
Greater than or equal to 4.00 to 1.0	0.750%	1.750%
Greater than or equal to 2.75 to 1.0 and less than 4.00 to 1.0	0.500%	1.500%
Greater than or equal to 2.0 to 1.0 and less than 2.75 to 1.0	0.375%	1.375%
Greater than or equal to 1.5 to 1.0 and less than 2.0 to 1.0	0.125%	1.125%
Less than 1.5 to 1.0	0.000%	1.000%

(b)    in the case of the Revolving Facility, a per annum rate determined pursuant to the pricing grid set forth below:

Consolidated Leverage Ratio	ABR Spread	Eurocurrency Spread	Facility Fee Rate
Greater than or equal to 4.0 to 1.0	0.500%	1.500%	0.250%
Greater than or equal to 2.75 to 1.0 and less than 4.0 to 1.0	0.275%	1.275%	0.225%
Greater than or equal to 2.0 to 1.0 and less than 2.75 to 1.0	0.175%	1.175%	0.200%
Greater than or equal to 1.5 to 1.0 and less than 2.0 to 1.0	0.000%	0.950%	0.175%
Less than 1.5 to 1.0	0.000%	0.850%	0.150%

(c)    in the case of Incremental Term Loans and Refinancing Term Loans, such per annum rates as shall be agreed to by the Borrower and the applicable Incremental Term Lenders or Refinancing Term Loans Lenders; and

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(d)    in the case of 2014 Incremental Term Loans, a per annum rate determined pursuant to the pricing grid set forth below:

Consolidated Leverage Ratio	ABR Spread	Eurocurrency Spread
Greater than or equal to 4.0 to 1.0	0.750%	1.750%
Greater than or equal to 2.75 to less than 4.0 to 1.0	0.500%	1.500%
Greater than or equal to 2.0 to 1.0 and less than 2.75 to 1.0	0.375%	1.375%
Greater than or equal to 1.5 to 1.0 and less than 2.0 to 1.0	0.125%	1.125%
Less than 1.5 to 1.0	0.000%	1.000%

and (y) replacing the phrase “2.75 to 1.0” in the last paragraph with the phrase “4.0 to 1.0”.

(iii)    The definition of “Change in Control” is hereby deleted in its entirety and the following shall be included in lieu thereof:
“Change in Control” means (i)(A) any person or group (within the meaning of Sections 13(d) and 14(d) under the Exchange Act), other than the Owner Group, acquires the power, directly or indirectly, to vote or direct the voting of securities having more than 30% of the ordinary voting power for the election of directors of the Borrower (determined on a fully diluted basis) and (B) the Owner Group shall cease to be the ultimate “beneficial owner” (as defined in Rules 13d-3 and 13d5 under the Exchange Act), directly or indirectly, of a greater percentage of the securities having the ordinary voting power for the election of directors of the Borrower (determined on a fully diluted basis) than such other person or group (within the meaning of Sections 13(d) and 14(d) under the Exchange Act) or (ii) the board of directors of the Borrower shall cease to consist of a majority of Continuing Directors.

(iv)    The definition of “Consolidated EBITDA” is hereby amended by:
(A)    adding the following after “interest expense” in clause (b): “(including, for the avoidance of doubt, any costs associated with the prepayment of the Existing Notes)” and
(B)    deleting the word “and” from the end of clause (h) and adding the following at the end of clause (i):
(j)    charges, fees and expenses in connection with the Organizational Redesign through the last day of the Borrower’s fiscal year ending June 30, 2016; provided the aggregate amount of such charges, fees and expenses shall not exceed $15,000,000 for the fiscal year ending June 30, 2014, $100,000,000 for the fiscal year ending June 30, 2015 and $50,000,000 for the fiscal year ending June 30, 2016 (provided, that if the aggregate amount of such charges, fees and expenses for any of the foregoing fiscal years is less than the limit specified for such fiscal year in this clause (j), such excess amount may be carried forward and

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increase the limit specified in this clause (j) for the subsequent fiscal year, but in no event beyond fiscal year 2016); and
(k)     charges, fees and expenses in connection with the China Optimization Program through the last day of the Borrower’s fiscal year ending June 30, 2015; provided the aggregate amount of such charges, fees and expenses shall not exceed $36,000,000 for the fiscal year ending June 30, 2014, and $14,000,000 for the fiscal year ending June 30, 2015 (provided, that if the aggregate amount of such charges, fees and expenses for any of the foregoing fiscal years is less than the limit specified for such fiscal year in this clause (k), such excess amount may be carried forward and increase the limit specified in this clause (k) for the subsequent fiscal year, but in no event beyond fiscal year 2015);
For the avoidance of doubt, the amendment to the definition of “Consolidated EBITDA” set forth in this clause (v) shall not be effective with respect to calculation of the Applicable Rate.
(v)    The definition of “Consolidated Interest Expense” is hereby amended by adding the following at the end of the definition:
; provided, that, for the avoidance of doubt, Consolidated Interest Expense shall not include any costs associated with the prepayment of the Existing Notes.

(vi)    The definition of “Eurocurrency Rate” is hereby amended by adding the following at the end of the definition:
; provided, that, if the Eurocurrency Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

(vii)    The definition of “Federal Funds Effective Rate” is hereby amended by adding the following at the end of the definition:
; provided, that, if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

(viii)    The definition of “Holdings” is hereby deleted in its entirety.
(ix)    The definition of “Immaterial Subsidiary” is hereby amended by adding the following at the end of the definition:
, unless, in each case, such Domestic Subsidiary is a guarantor of the obligations of the Borrower under the Borrower’s $600 million credit agreement dated as of September 29, 2014.

(x)    The definition of “Net Proceeds” is hereby deleted in its entirety and the following shall be included in lieu thereof:
“Net Proceeds” means, with respect to any event (a) the cash proceeds received in respect of such event or the fair market value of any Capital Stock of the Borrower issued as consideration for any acquisition permitted hereunder, net of (b) all reasonable fees and

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out‑of‑pocket expenses paid by the Borrower and the Subsidiaries to third parties (other than Affiliates) in connection with such event.
(xi)    The definition of “OFAC” is hereby deleted in its entirety and replaced with the following:
“OFAC” means the Office of Foreign Assets Control, U.S. Department of Treasury.
(xii)    The definition of “OFAC Listed Person” is hereby deleted in its entirety.
(xiii)    The definition of “Post-Acquisition Leverage Ratio” is hereby amended by replacing “4.00” with “4.50”.
(b)    Amendment of Section 2.17. Section 2.17(f) is hereby amended by adding the following sentence immediately preceding the final sentence of clause (f):
Notwithstanding anything to the contrary in this paragraph (f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (f) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.

(c)    Amendment of Section 3.15.
(i)    The heading for Section 3.15 is hereby deleted in its entirety and replaced with the following:
Use of Proceeds; Margin Regulations; Anti-Corruption Laws and Sanctions.
(ii)    Section 3.15(c) is hereby deleted in its entirety and replaced with the following:
(c) The Borrower has implemented and maintains in effect compliance policies and procedures applicable to the Borrower, its Subsidiaries and their respective directors, officers, employees and agents (in the case of officers, employees, directors and agents, applicable solely in their capacity as such for the Borrower or its Subsidiaries) with respect to Anti-Corruption Laws and Sanctions, in each case to the extent applicable to such entities or persons, and the Borrower, its Subsidiaries and their respective officers and employees, and to the knowledge of the Borrower, its directors and agents (in the case of officers, employees, directors and agents, acting solely in their capacity as such for the Borrower or its Subsidiaries), are in compliance with Anti-Corruption Laws and Sanctions, in each case to the extent applicable to such entities or persons, in all material respects. None of (a) the Borrower, any Subsidiary or, to the knowledge of the Borrower or such Subsidiary, any of their respective directors, officers or employees, or (b) to the knowledge of the Borrower, any agent of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person.

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(d)    Amendment of Section 5.7. Section 5.7 is hereby amended by adding “(a)” at the beginning of the section and adding the following as new Section 5.7(b):
(b) Maintain in effect and enforce compliance policies and procedures applicable to the Borrower, its Subsidiaries and their respective directors, officers, employees and agents (in the case of officers, employees, directors and agents, applicable solely in their capacity as such for the Borrower or its Subsidiaries) with respect to Anti-Corruption Laws and Sanctions, in each case to the extent applicable to such entities or persons.

(e)    Amendment of Section 6.10. Section 6.10 is hereby added at the end of Article VI:
SECTION 6.10 Use of Proceeds. The Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents (in the case of officers, employees, directors and agents, applicable solely in their capacity as such for the Borrower or their Subsidiaries) shall not use, the proceeds of any Borrowing in any manner that would result in a material violation of any applicable Anti-Corruption Laws or in violation of applicable Sanctions by any party hereto.

(f)    Amendment of Section 9.1.
(i)    Section 9.1(a) is hereby deleted in its entirety and replaced with the following:
(a) if to the Borrower, to Coty Inc., 350 Fifth Avenue, New York, NY 10118, Attention of Jules Kaufman, General Counsel (Telecopy No. 212-479-4328);

(ii)    Section 9.1(b) is hereby deleted in its entirety and replaced with the following:
(b) if to the Administrative Agent, to JPMorgan Chase Bank, N.A., 500 Stanton Christiana Rd, 3/Ops2 Newark, DE 19713, Attention of Corethious P. Bryant Jr. (Telecopy No. 302-634-8459), with a copy to JPMorgan Chase Bank, N.A., 383 Madison Ave., 24th Fl., New York, NY 10179, Attention of Tony Yung (Telecopy No. 212-270-6637); and

SECTION 3.    Effectiveness of Amendment . This Amendment shall not become effective until the date (such date, the “Amendment Effective Date”) on which each of the following conditions is satisfied (or waived in accordance with Section 9.2 of the Credit Agreement):
The Administrative Agent shall have received the following:
(i)    counterparts to this Amendment signed on behalf of the Borrower and the Required Lenders;
(ii)    the Borrower shall have paid in immediately available funds to the Administrative Agent for the account of each Lender which executes and delivers this Amendment on or prior to the Amendment Effective Date, a consent fee equal to 0.10% multiplied by the sum of (i) the Revolving Commitment of such Lender in effect on the Amendment Effective Date and (ii) the aggregate amount of the outstanding Term Loans of such Lender on the Amendment Effective Date;

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(iii)    all other fees and all other amounts due and payable on or prior to the Amendment Effective Date, including, to the extent invoiced at least one Business Day prior to the Amendment Effective Date, reimbursement or payment of all reasonable out‑of‑pocket expenses required to be reimbursed or paid by any Loan Party hereunder or under any other Loan Document; and
(iv)    an Acknowledgement and Consent executed by each Loan Party substantially in the form of Schedule A.
SECTION 4.    Representations and Warranties. The Borrower represents and warrants to the Lenders that:
(a)    The representations and warranties of each Loan Party set forth in the Loan Documents are true and correct in all material respects (other than representations and warranties qualified by “materiality or “Material Adverse Effect”, which are true and correct in all respects) on and as of the Amendment Effective Date, except for representations and warranties expressly stated to relate to a specific date.
(b)    No Default or Event of Default exists on the Amendment Effective Date.
(c)    (i)    The Borrower has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows as of and for the fiscal year ended June 30, 2014, audited and reported on by Deloitte & Touche, independent public accountants. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year‑end audit adjustments and the absence of footnotes in the case of quarterly financial statements.
(ii)    Except as disclosed in the financial statements referred to above or the notes thereto and except for the Disclosed Matters, after giving effect to the transactions contemplated hereby, none of the Borrower or its Subsidiaries has, as of the Amendment Effective Date, any unusual material contingent liabilities or unrealized losses.
(iii)    Since June 30, 2014, there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect.
SECTION 5.    Effect on the Credit Agreement and the Loan Documents. (i) Except as specifically amended above, the Credit Agreement shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.
(b)    The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under the Credit Agreement, nor constitute a waiver of any provision of any of the Credit Agreement.
(c)    Upon and after the execution of this Amendment by each of the parties hereto, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified hereby.  This Amendment shall constitute a Loan Document.

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SECTION 6.    Expenses; Indemnity; Damage Waiver. The Borrower acknowledges and agrees that any action taken or not taken by the Administrative Agent contemplated by this letter agreement shall benefit from and be subject to the Borrower’s expense reimbursement and indemnification obligations under Section 9.4 of the Credit Agreement, mutatis mutandis.
SECTION 7.    Governing Law; Jurisdiction; Consent to Service of Process.
(a)    This Amendment shall be construed in accordance with and governed by the law of the State of New York.
(b)    The provisions of Sections 9.10 and 9.11 of the Credit Agreement are incorporated herein, mutatis mutandis.
SECTION 8.    Counterparts; Integration; Effectiveness. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Amendment and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Amendment by email or telecopy shall be effective as delivery of a manually executed counterpart of this Amendment.
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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.
COTY INC.

By:	/s/Patrice de Talhouët
	Name:	Patrice de Talhouët
	Title:	Chief Financial Officer

[Coty Inc. - Second Amendment to Credit Agreement]

JPMORGAN CHASE BANK, N.A., as Administrative
Agent and as a Lender

By:	/s/Tony Yung
	Name:	Tony Yung
	Title:	Executive Director

BANK OF AMERICA, N.A.,

By:	/s/J. Casey Cosgrove
	Name:	J. Casey Csogrove
	Title:	Director

Bank of the West, New York Representative Office,

By:	/s/Francesco Ingargiola
	Name:	Francesco Ingargiola
	Title:	S.V.P.

BARCLAYS BANK PLC

By:	/s/Ronnie Glenn
	Name:	Ronnie Glenn
	Title:	Vice President

BNP PARIBAS,

By:	/s/Brendan Heneghan
	Name:	Brendan Heneghan
	Title:	Director

By:	/s/Nicole Rodriguez
	Name:	Nicole Rodriguez
	Title:	Vice President

Compass Bank

By:	/s/Cameron D. Gateman
	Name:	Cameron D. Gateman
	Title:	SVP

Crédit Agricole Corporate and
Investment Bank,

By:	/s/Elvis Gigurovic
	Name:	Elvis Gigurovic
	Title:	Director
Credit Agricole Corporate and Investment Bank

By:	/s/Gordon Yip
	Name:	Gordon Yip
	Title:	Director

DZ Bank AG
Deutsche Zentral - Genossenschaftbank,
New York Branch

By:	/s/Oliver Hildenbrand
	Name:	Oliver Hildenbrand
	Title:	Director

By:	/s/Mark Markowski
	Name:	Mark Markowski
	Title:	Senior Vice President

First Hawaiian Bank,

By:	/s/Jon T. Fukagawa
	Name:	Jon T. Fukagawa
	Title:	Vice President

DEUTSCHE BANK AG NEW YORK
BRANCH, as a Leader

By:	/s/Ming K. Chu
	Name:	Ming K. Chu
	Title:	Vice President

By:	/s/Virginia Cosenza
	Name:	Virginia Cosenza
	Title:	Vice President

Fifth Third Bank,

By:	/s/Robert Urban
	Name:	Robert Urban
	Title:	Managing Director

HSBC Bank USA, National Association,

By:	/s/Randolph E. Cates
	Name:	Randolph E. Cates
	Title:	Senior Vice President

ING BANK N.V.

By:	/s/Russell Boon
	Name:	Russell Boon
	Title:	Director

By:	/s/Boele Olthof
	Name:	Boele Olthof
	Title:	Managing Director

LLOYDS BANK PLC

By:	/s/Stephen Giacolone
	Name:	Stephen Giacolone
	Title:	Assistant Vice President - G011

By:	/s/Dennis McClellan
	Name:	Dennis McClellan
	Title:	Assistant Vice President - M040

Mega International Commercial Bank Co., Ltd.,
Chicago Branch.

By:	/s/Luke L. Hwang
	Name:	Luke L. Hwang
	Title:	VP and General Manager

MEGA INTERNATIONAL COMMERCIAL BANK CO., LTD.
NEW YORK BRANCH

By:	/s/Angela Chen
	Name:	ANGELA CHEN
	Title:	VP & DGM

MIZUHO BANK, LTD.

By:	/s/David Lim
	Name:	David Lim
	Title:	Authorized Signatory

MORGAN STANLEY BANK, N.A.,

By:	/s/John Durland
	Name:	John Durland
	Title:	Authorized Signatory

ROYAL BANK OF CANADA,

By:	/s/Julia Ivanova
	Name:	Julia Ivanova
	Title:	Authorized Signatory

SANTANDER BANK, N.A.

By:	/s/William Mang
	Name:	William Mang
	Title:	Managing Director

The Bank of Tokyo-Mitsubishi UFJ, Ltd.

By:	/s/Adrienne Young
	Name:	Adrienne Young
	Title:	Vice-President

Société Générale,

By:	/s/Yao Wang
	Name:	Yao Wang
	Title:	Director

Sumitomo Mitsui Banking Corp.

By:	/s/David W. Kee
David W. Kee
Managing Director

TD BANK, N.A.,

By:	/s/Michele Dragonetti
	Name:	Michele Dragonetti
	Title:	Senior Vice President

The Royal Bank of Scotland plc

By:	/s/Tracy Rahn
	Name:	Tracy Rahn
	Title:	Director

U.S. Bank National Association

By:	/s/Joyce P. Dorsett
	Name:	Joyce P. Dorsett
	Title:	Vice President

Wells Fargo Bank, N.A.

By:	/s/William A. DeMilt, Jr
	Name:	William A. DeMilt, Jr
	Title:	Senior Vice President

Schedule A
Form of Acknowledgement and Consent

ACKNOWLEDGEMENT AND CONSENT
Each of the parties hereto hereby acknowledges and consents to the Second Amendment, dated as of September 29, 2014 (the “Amendment”; capitalized terms used herein, but not defined, shall have the meanings set forth in the Amendment), to the Credit Agreement, dated as of April 2, 2013, among COTY INC. (the “Borrower”), the lenders and agents party thereto and JPMorgan Chase Bank, N.A., as administrative agent, and agrees, with respect to each Loan Document to which it is a party, all of its obligations, liabilities and indebtedness under such Loan Document shall remain in full force and effect on a continuous basis, unimpaired, uninterrupted and undischarged, after giving effect to the Amendment.
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[Coty Inc. - Second Amendment to Credit Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Acknowledgment and Consent to be duly executed and delivered by their respective proper and duly authorized officers as of the date first written above.

Coty Inc.

By:	/s/Patrice de Talhouët
	Name:	Patrice de Talhouët
	Title:	Chief Financial Officer

Coty US LLC.

By:	/s/Patrice de Talhouët
	Name:	Patrice de Talhouët
	Title:	Manager, Senior Vice President

Calvin Klein Cosmetic Corporation

By:	/s/Patrice de Talhouët
	Name:	Patrice de Talhouët
	Title:	Director

OPI Products, Inc.

By:	/s/Patrice de Talhouët
	Name:	Patrice de Talhouët
	Title:	Director

Philosophy Acquisition Company, Inc.

By:	/s/Patrice de Talhouët
	Name:	Patrice de Talhouët
	Title:	Director

Philosophy, Inc.

By:	/s/Patrice de Talhouët
	Name:	Patrice de Talhouët
	Title:	Director

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